EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

CEL-SCI Corporation
Vienna, Virginia

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated December 29, 2017, relating to the financial statements, of CEL-SCI Corporation appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 2017. Our report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

McLean, Virginia
February 9, 2018